UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

February 21, 2017
Date of Report (Date of earliest event reported)

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THE RUBICON PROJECT, INC.
(Exact name of registrant as specified in its charter)
 __________________

Delaware	001-36384	20-8881738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12181 Bluff Creek Drive, 4th Floor
Los Angeles, CA 90094
(Address of principal executive offices, including zip code)

310-207-0272
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 21, 2017 Gregory R. Raifman provided notice to the Board of Directors of The Rubicon Project, Inc. (the “Company”) that he is resigning his position of President, effective February 21, 2017, to pursue another opportunity. Mr. Raifman’s employment will terminate on the close of business on February 28, 2017. Mr. Raifman will continue to serve as a member of the Board of Directors of the Company. Mr. Raifman serves in Class III of the Company’s classified board and consequently his service as a director of the Company will continue through the date of the Company’s 2017 annual meeting of stockholders, at which time directors currently serving in Class III or their replacements will be re-elected or elected.

Mr. Raifman is party to an Executive Severance and Vesting Acceleration Agreement with the Company in the form filed as Exhibit 10.18 to the Company’s Registration Statement on Form S-1 filed with the Commission on February 4, 2014, as amended by the form of Amendment No. 1 to Executive Severance and Vesting Acceleration Agreement filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 5, 2015 (the “Severance Agreement”).

In connection with Mr. Raifman’s cessation of employment, the Company has agreed to provide him with the severance benefits described in Section 2(b) of the Severance Agreement. The Company and Mr. Raifman have agreed to further amend the Severance Agreement and such amendment will provide that the Company will: (i) provide Mr. Raifman with the change-in-control benefits described in Section 2(c) of the Severance Agreement, if the Company enters into a definitive agreement for a Sale Transaction by June 30, 2017 and a Sale Transaction is consummated within six months thereafter, (ii) compensate Mr. Raifman at the rate of $500 per hour for post-employment services (unrelated to his service as a director) that the Company requests that he render in excess of ten hours (the Company is not required and does not currently expect to request such services), and (iii) accelerate the vesting of Mr. Raifman’s time-based equity compensation awards if he is serving as a director at the time of a Company change in control.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RUBICON PROJECT, INC.

Date:	February 21, 2017	By:	/s/ Brian W. Copple
Brian W. Copple
General Counsel and Secretary